Exhibit 3.1

~~Fourth~~Fifth Amended and Restated Bylaws of
Delek US Holdings, Inc.

Adopted as of ~~May 5~~October 31, 2022

Article I.
OFFICES

Section 1.01 Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent, Delaware 19904 and the name of its registered agent shall be United Corporate Services, Inc.

Section 1.02 Other Offices. The corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

Article II.
MEETINGS OF STOCKHOLDERS

Section 2.01 Place of Meeting. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may from time to time adopt, determine that the meeting shall not be held at any specific place, but may instead be held solely by means of remote communication.

Section 2.02 Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, for any reason and at any time prior to the holding of any annual meeting of stockholders, postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

(a)Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.02, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.02. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of this subsection (a), (1) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must be a proper matter for stockholder action; (2) the stockholder must have complied in all respects with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission including any Securities and Exchange Commission Staff interpretations relating thereto), and (3) the Board of Directors or an executive officer designated thereby shall determine that the stockholder has satisfied the requirements of this subsection (a), including without limitation the satisfaction of any undertaking delivered under subsection (b) below. To be timely, a stockholder’s notice shall be delivered to the Secretary not earlier than the close of business on the 120th calendar day nor later than the close of business on the 90th calendar days prior to the one-year anniversary of the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or the date of any annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the previous year’s annual meeting, notice by a stockholder, to be timely, must be so delivered not earlier than 90 calendar days prior to such annual meeting and not later than 10 days following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall an adjournment or postponement of an annual meeting, or the public announcement of an adjournment or postponement of an annual meeting, commence a new time period for the giving of a stockholder’s notice as described above.

(b)A stockholder’s notice to the Secretary must set forth

(i)as to each person whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):

A.the name, age, business address and residence address of such Proposed Nominee;

B.the principal occupation and employment of such Proposed Nominee;

C.a completed and signed Director Questionnaire (as defined in Section 3.02 herein) in the form required by the corporation (which form the stockholder giving notice shall request in writing from the Secretary of the corporation and which the Secretary shall provide to such stockholder within 10 days of receiving such request), and each such Proposed Nominee must attest to the accuracy of the information provided in such Director Questionnaire;

D.such Proposed Nominee’s written consent to be named in the proxy statement as a nominee to the Board of Directors;

E.such Proposed Nominee’s written representation and agreement in the form required by the corporation (which form the stockholder shall request in writing from the Secretary of the corporation and which the Secretary shall provide to such stockholder within 10 days of receiving such request) that:

2

I.such Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law;

II.such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation;

III.such Proposed Nominee would, if elected as a director, comply with applicable regulations of the exchanges upon which the corporation’s shares of common stock trade, all of the corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the corporation’s directors, and applicable fiduciary duties under state law and, if elected as a director of the corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; and

IV.such Proposed Nominee will provide facts, statements, and other information in all communications with the corporation and its stockholders that or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

F.any material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among the stockholder or any Stockholder Associated Person, on the one hand, and

3

such Proposed Nominee, his or her respective affiliates or associates, and any other person or persons (including their names) acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the ~~Securities~~ Exchange Act ~~of 1934, as amended (the “Exchange Act”)~~ as if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or Associate thereof or person acting in concert therewith, were the “registrant” for purposes of such regulation and the Proposed Nominee were a director or executive officer of such registrant; and

G.any other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors pursuant to Section 14 of the Exchange Act;

(i)as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the Stockholder Associated Persons, if any, on whose behalf the proposal is made;

(ii)as to the stockholder giving the notice, Proposed Nominee and each Stockholder Associated Person:

H.the name and address of such stockholder, Proposed Nominee and Stockholder Associated Person (including, if applicable, the name and address that appear on the corporation’s books and records);

I.the class, series and number of all shares of stock or other securities of the corporation or any affiliate thereof (collectively, “Corporation Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Corporation Security was acquired and the investment intent of such acquisition, together with evidence of such beneficial or record ownership;

J.the nominee holder for, and number of, any Corporation Securities owned beneficially but not of record by such

4

stockholder, Proposed Nominee or Stockholder Associated Person;

K.any agreement, arrangement, understanding or relationship including any repurchase or so-called “stock borrowing” agreement or arrangement, involving such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for or increase or decrease the voting power of, such stockholder, Proposed Nominee or Stockholder Associated Person with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”);

L.any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risk that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether such stockholder, Proposed Nominee or Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation (any of the foregoing, a “Derivative Instrument”) that is directly or indirectly owned beneficially by such stockholder, Proposed Nominee or Stockholder

5

Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation;

M.any rights to dividends of the shares of the corporation owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person;

N.any proportionate interest in shares of capital stock of the corporation or Derivative Instruments, held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person (I) is the general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (II) is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

O.any significant equity interest or any Derivative Instruments or Short Interests in any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the corporation or any affiliate thereof held by such stockholder, Proposed Nominee or Stockholder Associated Person (collectively, a “Competitor”);

P.any significant equity interest or any Derivative Instruments or Short Interests in any affiliates of the corporation;

Q.any direct or indirect interest of such stockholder, Proposed Nominee or Stockholder Associated Person in any contract with the corporation or any affiliate thereof, or any Competitor (including, in such case, any employment agreement, collective bargaining agreement or consulting agreement);

R.any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis with holders of the same class or series;

6

S.a complete and accurate description of all agreements, arrangements and understandings, written or oral and formal or informal, (I) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (II) between or among the stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the foregoing or the proposal of business by a stockholder or any ~~proposed~~Proposed Nominee, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing stockholder or Stockholder Associated Persons has the right to vote any shares of any security of the corporation; (y) any understanding, formal or informal, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any stockholder of the corporation (including their names) with respect to how much such stockholder will vote its shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of or related to any business proposed or any Proposed Nominee, or other action to be taken, by the proposing stockholder or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by the stockholder giving the notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice or any Stockholder Associated Person or other person or entity); ~~and~~

T.a complete and accurate description of any performance- related fees (other than an asset-based fee) to which such stockholder, Proposed Nominee or Stockholder Associated Person may be entitled as a result of an increase or decrease in the value of the shares of the corporation or any derivate instruments; and

U.such other information as may be reasonably requested by the corporation to facilitate disclosure to stockholders of all material facts that, in the reasonable discretion of the corporation, are relevant for stockholders to make an informed decision on the director election proposal, including information regarding any Stockholder Associated Person;

7

(ii)a complete and accurate description of any pending, or to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or Proposed Nominee or any Stockholder Associated Person is a party or participant involving the corporation or any officer, affiliate or associate of the corporation;

(iii)any other information relating to such stockholder and any Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iv)with respect to any director nominations, a written undertaking by the stockholder giving the notice or, if the notice is given on behalf of a Stockholder Associated Person on whose behalf the nomination is made, by such Stockholder Associated Person, that such stockholder or Stockholder Associated Person will deliver to beneficial owners of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (A) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates, or (B) at least 40 calendar days before the annual meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act;

(v)~~(vi)~~ a representation as to whether the stockholder or any Stockholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s beneficial or record owners of outstanding shares of stock entitled to vote on and required to approve the proposed business described in such stockholder’s notice or to elect any Proposed Nominee; and (iv) a representation that such stockholder is a holder of record of the capital stock of the corporation and intends to appear in person or by proxy at the annual meeting to bring such business or nomination (as applicable) before the meeting is so requested and acknowledgement that if such stockholder does not appear to present such business or nomination (as applicable) at such annual meeting, the corporation need not present such business or nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition to the foregoing, the corporation may require any Proposed Nominee to furnish other information as may be reasonably be required by the corporation to determine the eligibility of such Proposed Nominee to serve as an

8

independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, under the listing standards of each principal securities exchange upon which the shares of the corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors.

(c)A stockholder providing notice under this Section 2.02 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 10 business days prior to the meeting (or any postponement or adjournment thereof), and such update shall be delivered to, or mailed and received by, the Secretary of the corporation no later than five business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven business days prior to the date of the meeting, if practicable or, if not practicable, on the first practicable date prior to the meeting or any adjournment or postponement thereof (in the case of an update required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(d)If information submitted pursuant to this Section 2.02 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with this Section 2.02. Any such stockholder shall notify the corporation of any inaccuracy or change in any such information within two business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors or any authorized officer of the corporation, to demonstrate the accuracy of information submitted by the stockholder pursuant to this Section 2.02, and (ii) update any information (including, if requested by the corporation, written confirmation by such stockholder that such stockholder continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.02 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested shall be deemed not to have been provided in accordance with this Section 2.02.

(e)For purposes of this Section 2.02, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act or furnished by the corporation to stockholders.

(f)Notwithstanding the foregoing provisions of this Section 2.02, a stockholder also shall comply with all applicable legal requirements and the Exchange Act and the

9

rules and regulations thereunder with respect to the nomination of persons for election to the Board of Directors or the proposal of business to be considered by the stockholders at a meeting of stockholders. Nothing in this Section 2.02 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the corporation to omit the proposal from, any proxy statement filed by the corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.02 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

(g)Notwithstanding anything in these bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 2.02 does not appear in person or by proxy at such meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

(h)Only such persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth herein. Except as otherwise provided by law, the corporation’s certificate of incorporation, as amended or restated (the “Certificate of Incorporation”) or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth herein and, if any proposed nomination or business was not made or proposed in compliance these bylaws, to declare that such non-compliant proposal or nomination be disregarded.

(i)As used in these bylaws, “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 promulgated under the Exchange Act. A “Stockholder Associated Person” of any stockholder shall mean (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with or otherwise acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the corporation, (iv) any person that directly or indirectly through one or more intermediaries, controls such stockholder or any Stockholder Associated Person, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable.

Section 2.03 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose

10

germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a specific place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.04 Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President from time to time, and shall be called by the Secretary upon written request by a majority of the Board of Directors. Such request shall state the purposes of the proposed meeting. No business other than that stated in the corporation’s notice of a special meeting of stockholders shall be transacted at such special meeting.

Section 2.05 Notice of Meeting. Written notice of the annual meeting of stockholders and each special meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meetings, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting, unless allowed by applicable law and in accordance with Section 5.01 herein.

Section 2.06 Quorum; Adjournment. The holders of a majority of the shares of all classes of the corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the Board, the chairman of the stockholders meeting or the holders of a majority of the shares of the corporation’s capital stock entitled to vote thereat, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If a quorum is present at the original duly organized meeting of stockholders, it shall also be deemed present at an adjourned session of such meeting.

Section 2.07 Majority Voting. Except as otherwise provided by applicable law, the Certificate of Incorporation, or these bylaws, when a quorum is present or represented at any meeting, a nominee for director shall be elected to the Board of Directors if a majority of the votes

11

cast are in favor of such nominee’s election; provided, however, that, if the election is a contested election (as described below), directors shall be elected by a plurality of the votes cast at such meeting. For purposes of this provision, a majority of votes cast shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. The following shall not be votes cast: (a) a share whose ballot is marked as “withheld”;
(b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a stockholder gives no authority or direction.

A contested election is one in respect of which (i) the Secretary has received a notice that a stockholder (or group of stockholders) has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.02; and (ii) such nomination has not been withdrawn by such stockholder (or group of stockholders) on or prior to the fourteenth day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders.

Section 2.08 Voting Rights and Proxies. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by a transmission permitted by law and filed with the Secretary of the corporation before, or at the time of, the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy must be appointed in accordance with the Delaware General Corporation Law. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless made irrevocable by law. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 2.09 Voting of Stock of Certain Holders. Shares of the corporation’s capital stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws or equivalent organizational documents of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, the stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the stockholder’s proxy, may represent the stock and vote thereon.

Section 2.10 Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation’s capital stock and for quorum purposes.

12

Section 2.11 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting of stockholders, nor more than 60 days prior to the time for such other action as described above. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.12 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at each meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

Section 2.13 Conduct of Meetings. Meetings of stockholders shall be presided over by any person determined by the Board or, in the absence of such determination, by the Chairman of the Board or the Chairman of the Board’s designee. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it deems appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman of the meeting and without any action by the stockholders, are appropriate for the conduct of the meeting, including (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to stockholders of record, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to stockholders of record entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments; (v) determining when and for how long the polls should be open and when the polls

13

should be closed; (vi) maintaining order and security at the meeting; (vii) removing any stockholder or any other individual who refuses to comply with the meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (viii) concluding the meeting or adjourning the meeting, whether or not a quorum is present, to a later date and time and at the same or a different place, which may be announced at the meeting; (ix) restricting the use of audio/video recording devices, cell phones and other electronic device; and (x) complying with any state or local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article III. BOARD OF DIRECTORS

Section 3.01 Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.02 Number, Election and Term. Except as otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be not fewer than three nor more than fifteen. No more than a minority of the number of Directors necessary to constitute a quorum of the Board (and any committee thereof), whether under Section
3.07 herein, Section 3.10 herein or otherwise, shall be Non-U.S. Citizens (as defined in the Certificate of Incorporation). Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03, and each director elected shall hold office until his or her successor shall be elected and qualified or until such director’s earlier resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the corporation. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Upon request of the corporation, each nominee for director shall provide the Secretary of the corporation a signed a completed written questionnaire with respect to the background and qualifications of such nominee in the form required by the corporation (the “Director Questionnaire”), and each nominee for director must attest to the accuracy of information provided in the Director Questionnaire.

“Electronic transmission,” as used in these bylaws, means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by the recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 3.03 Vacancies, Additional Directors, and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors as provided in Section 3.02 or otherwise, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship. Any director so chosen shall hold office until the

14

next election and until his or her successor shall be duly elected and qualified, unless sooner displaced.

Section 3.04 Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.05 Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President of the corporation and shall be called by the Secretary on the written request of any two directors. The Chairman of the Board or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. Special meeting may also be held by means of conference telephone or other communications equipment as set forth in Section 3.04.

Section 3.06 Notice of Special Meeting. Notice of special meetings of the Board of Directors shall be given to each director in writing by hand delivery, first-class mail, overnight mail or courier service, confirmed facsimile transmission or electronic transmission or orally by telephone at least 24 hours prior to the time of such meeting; provided, however, that if the Chairman of the Board determines in good faith that it is necessary to hold a special meeting sooner, the Chairman of the Board may provide less than 24 hours’ notice. Notice shall be given in accordance with Section 5.01. Any director may waive notice of any meeting in accordance with Section 5.02. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required under applicable law.

Section 3.07 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.08 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting if all the members of the Board of Directors or of such committee, as the

15

case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.09 Compensation. The Board of Directors shall have authority to determine from time to time the amount of compensation, if any, that shall be paid to its members for their services as directors and as members of standing or special committees of the Board of Directors. The Board of Directors shall also have power, in its discretion, to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.10 Emergency Bylaws. Notwithstanding anything to the contrary in the Certificate of Incorporation or these bylaws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law (or any successor section), or other similar emergency condition (each, an “emergency”), and a quorum of the Board of Directors cannot readily be convened for action, this Section 3.10 shall apply.

(a)Any director may call a meeting of the Board of Directors by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(b)One-third of the directors shall constitute a quorum, which may in all cases act by majority vote.

(c)Directors may take action to appoint one or more of the director or directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the corporation to serve as directors of the corporation while this Section 3.10 applies.

(d)To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and these bylaws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Section 3.10 is intended to and does hereby empower the Board of Directors with the maximum authority possible under the Delaware General Corporation Law, and all other applicable law, to conduct the interim management of the affairs of the corporation in an emergency in what it considers to be in the best interests of the corporation.

(e)No director, officer or employee acting in good faith in accordance with this Section 3.10 or otherwise pursuant to Section 110 of the Delaware General Corporation Law (or any successor section) shall be liable except for willful misconduct.

16

(f)This Section 3.10 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the directors of the corporation immediately prior to the emergency to resume management of the business of the corporation.

(g)The Board of Directors may modify, amend or add to the provisions of this Section 3.10 in order to make any provision that may be practical or necessary given the circumstances of the emergency.

(h)The provisions of this Section 3.10 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of paragraph (e) hereof with regard to action taken prior to the time of such repeal or change.

Article IV.
COMMITTEES OF THE BOARD OF DIRECTORS

Section 4.01 Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees of the Board of Directors, including, if the Board of Directors shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the corporation in accordance with applicable laws; provided, however, that no person who is not a U.S. Citizen (as defined in the Certificate of Incorporation) may exercise or be delegated any authority or duties that in any way relate to the exercise of authority or performance of duties associated with the functions of the Chairman or the President nor may such person be granted or delegated any authority to bind the Corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution but no such committee shall have the power or authority to (a) approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) required by applicable law to be submitted to the stockholders for approval or (b) adopt, amend or repeal any of these bylaws. The committee may authorize the seal of the corporation to be affixed to all papers that may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 4.02 Minutes. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 4.03 Compensation. Members of committees may be allowed compensation for serving on such committees, if the Board of Directors shall so determine, in accordance with Section 3.09.

17

Article V.
NOTICE

Section 5.01 General. Whenever under the provisions of applicable law, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee, or stockholder, such notice need not be delivered personally, but may be given in writing and or mailed to such director, member, or stockholder; provided, however, that in the case of a director or a member of any committee such notice may be given orally by telephone, overnight mail or courier service, facsimile transmission, electronic mail or similar medium of communication; provided further that in the case of a stockholder, notice may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. If mailed, notice to a director, member of a committee, or stockholder shall be deemed to be given five days after deposit in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his or her business address. If given by overnight mail or courier service, such notice shall be deemed adequately delivered 24 hours after it was delivered to the overnight mail or courier service company. If sent by facsimile transmission, notice to a director or member of a committee shall be deemed to be given when the facsimile is transmitted and notice to a stockholder shall be deemed to be given when directed to a number at which the stockholder has consented to receive notice. If sent by e-mail transmission, notice to a director or member of a committee shall be deemed to be given when the e-mail is transmitted and notice to a stockholder shall be deemed to be given when directed to an electronic mail address at which the stockholder has consented to receive notice. If posted on an electronic network together with separate notice to the stockholder of such specific posting, notice to a stockholder shall be deemed given upon the later of (a) such posting and (b) the giving of such separate notice; and if sent by any other form of electronic transmission, notice shall be deemed given to a stockholder when directed to the stockholder, in accordance with the stockholder’s consent.

Section 5.02 Waiver. Whenever notice is required to be given under applicable law, the Certificate of Incorporation, or these bylaws, a written waiver, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or a committee thereof need be specified in any waiver of notice of such meeting.

Article VI.
OFFICERS

Section 6.01 Officers. The officers of the corporation shall be a Chairman of the Board and a Vice Chairman of the Board (if such offices are created by the Board of Directors), a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, any one or

18

more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. No person who is not a U.S. Citizen may exercise or be delegated any authority or duties that in any way relate to the exercise of authority or performance of duties associated with the functions of the Chairman or the President nor may such person be granted or delegated any authority to bind the Corporation. The Board of Directors may appoint such other officers and agents, including Chief Operating Officer, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the corporation to be executed, acknowledged, verified, or countersigned by two or more officers. The Chairman of the Board and Vice Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

Section 6.02 Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor shall have been elected and qualified or until the effective date of his or her earlier resignation or removal, or until he or she shall cease to be a director in the case of the Chairman of the Board and the Vice Chairman of the Board.

Section 6.03 Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time upon written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.04 Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

Section 6.05 Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or a committee thereof or pursuant to the direction of the Board of Directors or a committee thereof; and no officer shall be prevented from receiving such salary by reason of his or her also being a director.

Section 6.06 Chairman of the Board. The Chairman of the Board (if such office is created by the Board of Directors) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. The Chairman of the Board shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee. The Chairman and any other person who chairs a meeting of the Board shall be a U.S. Citizen.

19

Section 6.07 Vice Chairman of the Board. The Vice Chairman of the Board (if such office is created by the Board of Directors) shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as from time to time may be prescribed by the Board of Directors or the Executive Committee or assigned by the Chairman of the Board. The Vice Chairman shall be a U.S. Citizen.

Section 6.08 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board or the Vice Chairman of the Board (if such offices are created by the Board), the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. The Chief Executive Officer may also preside at any such meeting attended by the Chairman of the Board or Vice Chairman of the Board if he or she is so designated by the Chairman of the Board or, in the Chairman of the Board’s absence, by the Vice Chairman. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. He or she may sign, with the Treasurer, Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. The Chief Executive Officer shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he or she shall perform all other duties normally incident to the office of Chief Executive Officer and such other duties as may be prescribed by the stockholders, the Board of Directors, or the Executive Committee from time to time. The Chief Executive Officer shall be a U.S. Citizen.

Section 6.09 President. The President shall be the chief operating officer of the corporation, subject to the control of the Board of Directors, and shall have general and active management and control of the day-to-day business and affairs of the corporation and shall report directly to the Chief Executive Officer, if the Board of Directors creates such a position. The President shall perform such other duties as from time to time are assigned to him or her by the Chief Executive Officer, the Board of Directors or the Executive Committee. In the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer. The President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the Board of Directors or the Executive Committee. The President shall be a
U.S. Citizen.

Section 6.10 Chief Financial Officer. The Chief Financial Officer shall serve as the principal advisor to the corporation in all matters relating to financial risks, financial planning and record-keeping. The Chief Financial Officer shall report directly to the Chief Executive Officer. The Chief Financial Officer shall be responsible for and shall direct agents and employees in the

20

performance of all financial duties and services for and on behalf of the corporation. The Chief Financial Officer shall perform such other duties and exercise such other powers as are commonly incidental to the office of the Chief Financial Officer, and such other duties as from time to time are assigned to him or her by the Chief Executive Officer, the Board of Directors or the Executive Committee.

Section 6.11 Vice Presidents. In the absence of the President, or in the event of his or her inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee.

Section 6.12 Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law;
(c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee.

Section 6.13 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 7.03 of these bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the Chief Executive Officer, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President, the Chief Financial Officer, the Board of Directors or the Executive Committee.

Section 6.14 Assistant Secretary and Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Chief Financial Officer, the Secretary or the Treasurer, respectively, or by the President, the Board of Directors,

21

or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

Article VII.
CONTRACTS, CHECKS AND DEPOSITS

Section 7.01 Contracts. Subject to the provisions of Section 6.01, the Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 7.02 Checks. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as the Board of Directors may determine.

Section 7.03 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

Article VIII. CERTIFICATES OF STOCK

Section 8.01 Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates representing the number of shares of capital stock registered in his or her name on the books of the corporation unless the Board of Directors has provided by resolution or resolutions that some or all of any or all classes of shares of the corporation stock shall be uncertificated shares. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any certificate is countersigned (1) by a transfer agent other than the corporation or any employee of the corporation or (2) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there

22

may be set forth on the face or back of such certificate, a statement that the corporation will furnish such information without charge to each stockholder who so requests. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

Section 8.02 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnity it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 8.03 Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent.

Section 8.04 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of the corporation’s capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 8.05    Dual Stock Certificate System; Restrictions on Transfer.

(a)If the Board of Directors has determined pursuant to the Certificate of Incorporation to use a dual stock certificate system, the ~~Company~~corporation shall instruct its transfer agent to maintain two separate stock records for each class or series of its capital stock: (i) a record of shares owned by U.S. Citizens; and (ii) a record of shares owned by Non-U.S. Citizens.

(b)Certificates representing shares of each class or series of the capital stock of the ~~Company~~corporation shall be marked either “U.S. Citizen” or “Non-U.S. Citizen”, but shall be identical in all other respects. Shares owned by U.S. Citizens shall be represented by U.S. Citizen certificates, and shares owned by Non-U.S. Citizens shall be represented by Non-U.S. Citizen certificates. Whether shares are owned by U.S. Citizens or by Non-U.S. Citizens shall be determined in accordance with the Certificate of Incorporation.

23

(c)Without limiting the applicable provisions of the Certificate of Incorporation, shares of any class or series of capital stock represented by a U.S. Citizen certificate, or represented by a Non-U.S. Citizen certificate determined by the ~~Company~~corporation to be held by or on behalf of a U.S. Citizen, may not be transferred, and shares of any class or series of the capital stock of the ~~Company~~corporation may not be issued (upon original issuance), to a Non-
U.S. Citizen or a holder of record that will hold such shares for or on behalf of a Non-U.S. Citizen if, upon completion of such transfer or issuance, Non-U.S. Citizens will own shares of such class or series of the capital stock represented by Non-U.S. Citizen certificates and represented by U.S. Citizen certificates determined by the ~~Company~~corporation to be held by or on behalf of Non-U.S. Citizens in excess of the applicable Permitted Percentage (as defined in the Certificate of Incorporation) for such class or series.

Article IX.
DIVIDENDS

Section 9.01 Declaration. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may declare dividends with respect to the shares of the corporation’s capital stock at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Certificate of Incorporation.

Section 9.02 Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Article X. INDEMNIFICATION AND INSURANCE

Section 10.01 Third Party Actions. The corporation shall indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of

24

the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 10.02 Actions by or in the Right of the Corporation. The corporation shall indemnify any director or officer and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

Section 10.03 Mandatory Indemnification. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 10.01 and Section 10.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 10.04 Determination of Conduct. Any indemnification under Section 10.01 or Section 10.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 10.01 or Section 10.02. Such determination shall be made
(a) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 10.05 Payment of Expenses in Advance. Expenses (including attorney’s fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article X. Any such expenses incurred by an employee or agent of the corporation at its discretion may be paid by the corporation upon receipt of such an undertaking.

Section 10.06 Indemnity Not Exclusive. The indemnification and advancement of expenses provided or granted hereunder shall not be deemed exclusive of any other rights to which

25

those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any other bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office.

Section 10.07 Definitions. For purposes of this Article X:

(a)“the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(b)“other enterprises” shall include employee benefit plans;

(c)“fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;

(d)“serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(e)a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article X.

Section 10.08 Continuation of Indemnity. The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 10.09 Insurance, Contracts and Funding. The corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Delaware General Corporation Law. The corporation, without further stockholder approval, may enter into contracts with any director, officer, employee or agent in furtherance of the provisions of this Section 10.09 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of

26

credit) to ensure that payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.09.

Article XI.
MISCELLANEOUS

Section 11.01 Seal. The corporate seal, if one is authorized by the Board of Directors, shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 11.02 Books. The books of the corporation may be kept (subject to applicable law) outside the State of Delaware at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

Article XII.
AMENDMENT

Except as otherwise provided by the Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, alter, amend or repeal any and all of the bylaws of the corporation and the bylaws of the corporation may be adopted, altered, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class.

27